Rule 4b3 333150194

Effective May 26, 2010 the Companys
Name changed from Irish Life
Permanent plc to Irish Life  Permanent
Group Holdings plc.
AMERIC
AN
DEPOSIT
ARY
SHARES
       One 1 American
Depositary Share represents One 1
Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF
IRISH LIFE  PERMANENT PLC
INCORPORATED UNDER THE
LAWS OF IRELAND
       The Bank of New York Mellon,
as depositary hereinafter called the
Depositary, hereby certifies i that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above Shares or evidence of the right to receive such Shares, ii that at the date hereof each American Depositary
Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except
as otherwise herein expressly provided, is
entitled upon surrender at the Corporate
Trust Office of the Depositary, New York,
New York of this Receipt duly endorsed
for transfer and upon payment of the
charges as provided on the reverse of this
Receipt and in compliance with applicable
laws or governmental regulations, at
Owners option 1 to delivery at the office
of the agent, nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or evidence
of the right to receive the same or 2 to
have such Deposited Securities forwarded
at his cost and risk to him at the Corporate
Trust Office of the Depositary.  The words
Deposited Securities wherever used in
this Receipt shall mean the Shares
deposited under the agreement created by
the Receipts as hereinafter defined
including such evidence of the right to
receive the same, and any and all other
securities, cash and other property held by
the Depositary in place thereof or in
addition thereto as provided herein.  The
word Owner wherever used in this
Receipt shall mean the name in which this
Receipt is registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay
Street, New York, New York 10286, and
its principal executive office is located at
One Wall Street, New York, New York
10286.
1.	RECEIPTS.
	This American Depositary
Receipt this Receipt is one of a continuing
issue of American Depositary Receipts
collectively, the Receipts, all evidencing
rights of like tenor with respect to the
Deposited Securities, and all issued or to
be issued upon the terms and subject to the
conditions herein provided, which shall
govern the continuing arrangement by the
Depositary with respect to initial deposits
as well as the rights of holders and
Owners of Receipts subsequent to such
deposits.
	The issuer of the Receipts is
deemed to be the legal entity resulting
from the agreement herein provided for.
	The issuance of Receipts against
deposits generally may be suspended, or
the issuance of Receipts against the
deposit of particular Shares may be
withheld, if such action is deemed
necessary or advisable by the Depositary
at any time and from time to time because
of any requirements of any government or
governmental body or commission or for
any other reason.  The Depositary assumes
no liability with respect to the validity or
worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt
in accordance with the terms hereof, the
Depositary will maintain an office in the
Borough of Manhattan, The City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of
the Receipts may, during regular business
hours, inspect the transfer books
maintained by the Depositary that list the
Owners of the Receipts.  The transfer of
this Receipt is registrable on the books of
the Depositary at its Corporate Trust
Office by the holder hereof in person or by
duly authorized attorney, upon surrender
of this Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable transfer
taxes, and the fees and expenses of the
Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
representing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered.  Upon
such split or combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary may
close the transfer books at any time or
from time to time when deemed expedient
by it in connection with the performance
of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any
holder or Owner of Receipts, or any
person presenting securities for deposit
against the issuance of Receipts, from
time to time, to file such proof of
citizenship or residence and to furnish
such other information, by affidavit or
otherwise, and to execute such certificates
and other instruments as may be necessary
or proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other property,
or the taxation thereof or of receipts or
deposited securities, and the Depositary
may withhold the issuance or registration
of transfer of any Receipt or payment of
such dividends or delivery of such
property from any holder, Owner or other
person, as the case may be, who shall fail
to file such proofs, certificates or other
instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
	It is a condition of this Receipt
and every successive holder and Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with
the same effect as in the case of a
negotiable instrument; provided, however,
that prior to the due presentation of this
Receipt for registration of transfer as
above provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any notice to
the contrary, may treat the person in
whose name this Receipt is registered on
the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall not be liable
for any taxes or governmental or other
assessments or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any and all
of the same, whether such tax, assessment
or charge becomes payable by reason of
any present or future law, statute, charter
provision, bylaw, regulation or otherwise,
shall be payable by the Owner hereof to
the Depositary at any time on request.
Upon the failure of the holder or Owner of
this Receipt to pay any such amount, the
Depositary may sell for account of such
Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt, and
may apply the proceeds in payment of
such obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person presenting Shares
for deposit shall be deemed thereby to
represent and warrant that such Shares and
each certificate, if any, therefor are validly
issued, fully paid and nonassessable, that
such Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such securities and the sale of
American Depositary Shares representing
such Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities and
issuance of Receipts.
	This Receipt is issued subject, and
all rights of the holder or Owner hereof
are expressly subject, to the terms and
conditions set forth on both sides of this
Receipt, all of which form a part of the
agreement evidenced in this Receipt and
to all of which the holder or Owner hereof
by accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
	As of the date of the establishment
of the program for issuance of Receipts by
the Depositary, the Depositary believed,
based on limited investigation, that the
issuer of the Deposited Securities either i
furnished the Securities and Exchange
Commission the Commission with certain
public reports and documents required by
foreign law or otherwise or ii published
information in English on its Internet
website at www.irishlifepermanent.com or
another electronic information delivery
system generally available to the public in
its primary trading market, in either case
in compliance with Rule 12g32b under the
Securities and Exchange Act of 1934 as in
effect and applicable to that issuer at that
time.  However, the Depositary does not
assume any duty to determine if the issuer
of the Deposited Securities is complying
with the current requirements of Rule
12g32b or to take any action if that issuer
is not complying with those requirements.
	The Depositary shall be under no
obligation to give notice to the holder or
Owner of this Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of the
Deposited Securities, or of any other
matter concerning the affairs of such
issuer, except as herein expressly
provided.  The Depositary undertakes to
make available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports and
communication received from the issuer
of the Deposited Securities that are both i
received by the Depositary as the holder
of the Deposited Securities and ii made
generally available to the holders of the
Deposited Securities by the issuer thereof.
Such reports and communications will be
available in the language in which they
were received by the Depositary from the
issuer of the Deposited Securities, except
to the extent, if any, that the Depositary in
its sole discretion elects to both i translate
into English any of such reports or
communications that were not in English
when received by the Depositary and
ii make such translations, if any, available
for inspection by holders and Owners of
the Receipts.  The Depositary has no
obligation of any kind to translate any of
such reports or communications or to
make such translation, if any, available for
such inspection.
	The Depositary may, in its
discretion, exercise, in any manner, or not
exercise, any and all voting rights that
may exist in respect of the Deposited
Securities.  The Depositary may, but
assumes no obligation to, notify Owners
of an upcoming meeting of holders of
Deposited Securities or solicit instructions
from Owners as to the exercise of any
voting rights with respect to the Deposited
Securities. Upon the written request of the
Owner of this Receipt and payment to it of
any expense involved, the Depositary
may, in its sole discretion, but assumes no
obligation to, exercise any voting rights
with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt,
the Depositary a shall distribute or
otherwise make available to the Owner
hereof, at a time and in such manner as it
shall determine, any distributions of cash,
Shares or other securities or property other
than subscription or other rights and b
may distribute or otherwise make
available to the Owner hereof, at a time
and in such manner as it shall determine,
any distributions of subscription or other
rights, in each case received with respect
to the amount of Deposited Securities
represented hereby, after deduction, or
upon payment of the fees and expenses of
the Depositary described in Article 13
below, and the withholding of any taxes in
respect thereof; provided, however, that
the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is
exempt from or not subject to the
registration requirements of, the Securities
Act of 1933 or any other applicable law.
If the Depositary is not obligated, under
the preceding sentence, to distribute or
make available a distribution under the
preceding sentence, the Depositary may
sell such Shares, other securities,
subscription or other rights, securities or
other property, and the Depositary shall
distribute the net proceeds of a sale of that
kind to the Owners entitled to them, after
deduction or upon payment of the fees and
expenses of the Depositary described in
Article 13 below and the withholding of
any taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed Shares
or other fractional securities, the
Depositary may, in its discretion, sell the
amount of securities or property equal to
the aggregate of those fractions.  In the
case of subscription or other rights, the
Depositary may, in its discretion, issue
warrants for such subscription or other
rights andor seek instructions from the
Owner of this Receipt as to the disposition
to be made of such subscription or other
rights.  If the Depositary does not
distribute or make available to Owners or
sell distributed subscription or other
rights, the Depositary shall allow those
rights to lapse.  Sales of subscription or
other rights, securities or other property by
the Depositary shall be made at such time
and in such manner as the Depositary may
deem advisable.
	If the Depositary shall find in its
opinion that any cash distribution is not
convertible in its entirety or with respect
to the Owners of a portion of the Receipts,
on a reasonable basis into U.S. Dollars
available to it in the City of New York, or
if any required approval or license of any
government or agency for such conversion
is denied or is not obtainable within a
reasonable period, the Depositary may in
its discretion make such conversion and
distribution in U.S. Dollars to the extent
possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto
and shall with respect to any such
currency not converted or convertible
either i distribute such foreign currency to
the holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which case
the Depositary may distribute appropriate
warrants or other instruments evidencing
rights to receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
	Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
offered, with respect to Deposited
Securities, or whenever the Depositary
shall receive notice of any meeting of
Owners of Deposited Securities, or
whenever it is necessary or desirable to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or
the Owners of Receipts who shall be
entitled to receive such dividend,
distribution or rights, or the net proceeds
of the sale thereof, to give instructions for
the exercise of voting rights at any such
meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon i any change in nominal
value or any subdivision, combination or
any other reclassification of the Deposited
Securities, or ii any recapitalization,
reorganization, sale of assets substantially
as an entirety, merger or consolidation
affecting the issuer of the Deposited
Securities or to which it is a party, or iii
the redemption by the issuer of the
Deposited Securities at any time of any or
all of such Deposited Securities provided
the same are subject to redemption, then
and in any such case the Depositary shall
have the right to exchange or surrender
such Deposited Securities and accept and
hold hereunder in lieu thereof  other
shares, securities, cash or property to be
issued or delivered in lieu of or in
exchange for, or distributed or paid with
respect to, such Deposited Securities.
Upon any such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this
Receipt in exchange upon payment of fees
and expenses of the Depositary for one or
more new Receipts of the same form and
tenor as this Receipt, but describing the
substituted Deposited Securities.  In any
such case the Depositary shall have the
right to fix a date after which this Receipt
shall only entitle the Owner to receive
such new Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities to the
Owners of Receipts, provided that in the
case of any redemption of less than all of
the Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of the
Owners of Receipts evidencing American
Depositary Shares designated for
redemption after the mailing of such
notice of redemption shall be to receive
the cash, rights and other property
applicable to the same, upon surrender to
the Depositary and upon payment of its
fees and expenses of the Receipts
evidencing such American Depositary
Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this
Receipt i if by reason of any provisions of
any present or future law of the United
States of America, any state thereof, or of
any other country, or of any governmental
or regulatory authority, or by reason of
any provision, present or future, of the
charter or articles of association or similar
governing document of the issuer or of the
Deposited Securities, the Depositary shall
be prevented, delayed or forbidden from
or subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any act or
thing which by the terms hereof it is
provided shall be done or performed, ii by
reason of any nonperformance or delay,
caused as specified in clause i above, in
the performance of any act or thing which
by the terms of this Receipt it is provided
shall or may be done or performed, iii by
reason of any exercise of, or failure to
exercise, any discretion provided for
herein, iv for the inability of any Owner or
holder to benefit from any distribution,
offering, right or other benefit which is
made available to holders of Deposited
Securities but is not made available to
Owners or holders, v for any special,
consequential or punitive damages for any
breach of the terms of this Receipt or vi
arising out of any act of God, terrorism or
war or any other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry out any
requests to vote any Deposited Securities
or for the manner or effect of any vote that
is cast either with or without the request of
any Owner, or for not exercising any right
to vote any Deposited Securities.
       The Depositary does not assume
any obligation and shall not be subject to
any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts on behalf of Owners or holders
or any other persons.  The Depositary
shall not be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants or any other persons believed
by it in good faith to be competent to give
such advice or information.
       The Depositary, subject to Article
14 hereof, may itself become the owner of
and deal in securities of any class of the
issuer of the Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER OF
THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing
notice of such termination to the Owners
of all Receipts then outstanding at their
addresses appearing upon the books of the
Depositary, at least thirty days prior to the
date fixed in such notice for termination.
On and after such date of termination the
Owner hereof, upon surrender of this
Receipt at the Corporate Trust Office of
the Depositary, will be entitled to delivery
of the amount of the Deposited Securities
represented hereby upon the same terms
and conditions, and upon payment of a fee
at the rates provided herein with respect to
the surrender of this Receipt for Deposited
Securities and on payment of applicable
taxes and charges.  The Depositary may
convert any dividends received by it in
cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and any
taxes and governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As to
any Receipts not so surrendered within
thirty days after such date of termination
the Depositary shall thereafter have no
obligation with respect to the collection or
disbursement of any subsequent dividends
or any subscriptions or other rights
accruing on the Deposited Securities.
After the expiration of three months from
such date of termination the Depositary
may sell any remaining Deposited
Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such
sale or sales together with any dividends
received prior to such sale or the U.S.
Dollars received on conversion thereof,
unsegregated and without liability for any
interest thereon, for the pro rata benefit of
the Owners of the Receipts that have not
theretofore been surrendered for
cancellation, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, or if no
such sale can be made after the expiration
of one year from such date of termination,
the Depositary shall be discharged from
all obligations whatsoever to the holders
and Owners of the Receipts except to
make distribution of the net proceeds of
sale and of such dividends after deducting
all fees, charges and expenses of the
Depositary or of the Deposited Securities,
in case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing Shares,
any party transferring or surrendering
Receipts, any party to whom Receipts are
issued including issuance pursuant to a
stock dividend or stock split or an
exchange of stock or distribution pursuant
to Articles 8 or 10 or Owners, as
applicable, i fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other property
received in respect of Deposited
Securities, iii taxes and other
governmental charges, iv registration or
custodial fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign currency
conversion expenses and fees, vii
depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection with
the Receipt program.  The Depositarys
fees and charges may differ from those of
other depositaries.  The Depositary
reserves the right to modify, reduce or
increase its fees upon thirty 30 days notice
to the Owner hereof.  The Depositary will
provide, without charge, a copy of its
latest schedule of fees and charges to any
party requesting it.
	The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered Receipts,
for transfer of Receipts, for splits or
combinations of Receipts, for distribution
of each cash or other distribution on
Deposited Securities, for sales or exercise
of rights, or for other services performed
hereunder.  The Depositary reserves the
right to modify, reduce or increase its fees
upon thirty 30 days notice to the Owner
hereof.  The Depositary will provide,
without charge, a copy of its latest fee
schedule to any party requesting it.
14.	PRERELEASE OF RECEIPTS.
	Notwithstanding any other
provision of this Receipt, the Depositary
may execute and deliver Receipts prior to
the receipt of Shares PreRelease. The
Depositary may deliver Shares upon the
receipt and cancellation of Receipts which
have been PreReleased, whether or not
such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts or
Shares are to be delivered that such
person, or its customer, owns the Shares
or Receipts to be remitted, as the case may
be, b at all times fully collateralized with
cash or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on not
more than five 5 business days notice, and
d subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding
at any time as a result of PreReleases will
not normally exceed thirty percent 30% of
the Shares deposited with the Depositary;
provided, however, that the Depositary
reserves the right to change or disregard
such limit from time to time as it deems
appropriate.
	The Depositary may retain for its
own account any compensation received
by it in connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any terms of this
Receipt to the contrary, the Depositary
will not exercise any rights it has under
this Receipt to prevent the withdrawal or
delivery of Deposited Securities in a
manner which would violate the United
States securities laws including, but not
limited to, Section 1A1 of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE
OF ACTIONS; JURY TRIAL
WAIVER.
	This Receipt shall be interpreted
and all rights hereunder and provisions
hereof shall be governed by the laws of
the State of New York.
	All actions and proceedings
brought by any Owner or holder of this
Receipt against the Depositary arising out
of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares or the Receipts, or any
transaction contemplated herein, shall be
litigated only in courts located within the
State of New York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW,
ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR ANY
TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH HEREOF,
INCLUDING WITHOUT LIMITATION,
ANY QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any
time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding
Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby,
except in order to comply with mandatory provisions of applicable law.




EMM-Form of Receipt.DOC